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                                                                 Exhibit (j)(2)
            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Auditors" and "Financial Statements" in the Statement of Additional Information in the Post-Effective Amendment Number 59 to the Registration Statement (Form N-1A No. 33-4806), and to the incorporation by reference therein of our report dated September 4, 2002 with respect to the financial statements and financial highlights of Galaxy Prime Reserves, Galaxy Tax-Exempt Reserves and Galaxy Government Reserves (three of the portfolios constituting the Galaxy Fund) included in the Galaxy Fund Annual Report dated July 31, 2002.

                                                 /s/ ERNST & YOUNG LLP
                                                    ------------------
                                                     ERNST & YOUNG LLP


Boston, Massachusetts
November 22, 2002